UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2006

FIRST HORIZON PHARMACEUTICAL CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-30123	58-2004779
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6195 Shiloh Road
Alpharetta, Georgia  30005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 442-9707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01               Entry into a Material Agreement

On January 24, 2006, the Compensation Committee of the Board of Directors of First Horizon Pharmaceutical Corporation (the “Company”) adopted Amended and Restated Employment Agreements for its Chief Executive Officer, Mr. Patrick Fourteau, and its Chief Financial Officer, Mr. Darrell Borne (the “Agreements”).  The Agreements revised these executives’ existing employment agreements so that the provisions of the employment agreements governing accelerated vesting of options and stock awards comport with those provisions existing in the Company’s 2002 Stock Plan and accurately reflect the executives’ current base salaries.  Further, the Compensation Committee adopted an Accelerated Vesting Plan (the “Plan”) for the benefit of the its executives including Messrs. Leslie Zacks, Michael Mavrogordato and Sam Gibbons.  The Plan has the effect of brining the change in control accelerated vesting provisions of these executives’ employment agreements in line with those provisions existing in the Company’s 2002 Stock Plan and provides for one-year accelerated vesting of restricted stock grants in the event these executives are terminated for reasons other than Cause, as defined in the Plan.  The terms of the 2002 Stock Plan authorize the Committee to establish these vesting terms.  The Agreements and the Plan will be filed as exhibits to the Company’s Report on Form 10-K for the fiscal year ended December 31, 2005.

Item 9.01               Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON PHARMACEUTICAL CORPORATION
(Registrant)

	By:	/s/ Darrell Borne
	Name:	Darrell Borne
	Title:	Chief Financial Officer

Date: January 27, 2006